As filed with the Securities and Exchange Commission on June 30, 2004
                            Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933



                       JONES LANG LASALLE INCORPORATED
           (Exact Name of Registrant as Specified in Its Charter)



      Maryland                                        36-4150422
-----------------------                   ---------------------------------
(State of Incorporation)                  (IRS Employer Identification No.)



                           200 East Randolph Drive
                           Chicago Illinois 60601
                  ----------------------------------------
                  (Address of Principal Executive Offices)



                       JONES LANG LASALLE INCORPORATED
                        EMPLOYEE STOCK PURCHASE PLAN
                       -------------------------------
                          (Full Title of the Plan)



                           Mark J. Ohringer, Esq.
              Executive Vice President, Global General Counsel
                           and Corporate Secretary
                       Jones Lang LaSalle Incorporated
                           200 East Randolph Drive
                          Chicago, Illinois   60601
                               (312) 782-5800
                 ------------------------------------------
                    (Name, Address and Telephone Number,
                 Including Area Code, of Agent for Service)




                 -------------------------------------------

                                 Copies to:
                          Robert P. Flanagan, Esq.
                           Jennifer A. Kraft, Esq.
                                Seyfarth Shaw
                            55 East Monroe Street
                              Chicago, IL 60603
                               (312) 346-8000

                 -------------------------------------------





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


                       CALCULATION OF REGISTRATION FEE
=========================================================================
Title of                          Proposed     Proposed
Each Class                        Maximum      Maximum
of Securities          Amount     Offering     Aggregate     Amount of
to be                  to be      Price Per    Offering      Registration
Registered           Registered   Unit         Price         Fee
-------------------------------------------------------------------------

Common Stock,
Par value $.01
per share             750,000     $27.24(1)    $27.24(1)     $2,660.70

========================================================================

      (1) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and (h) under the Securities Act, the maximum offering price per unit and the registration fee are based on the reported average of the high and low sale prices of Jones Lang LaSalle Incorporated Common Stock on the New York Stock Exchange on June 29, 2004.

















































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


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Prior to May 27, 2004, the board of directors of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Registrant") approved, and recommended for approval by the shareholders of, an amendment to the Jones Lang LaSalle Incorporated Employee Stock Purchase Plan (the "Plan"), increasing the number of shares of Common Stock that can be sold under the Plan from 1,000,000 to 1,750,000. The Registrant's stockholders approved the increase at the Annual Meeting of Shareholders on May 27, 2004. The Registrant duly amended the Plan accordingly effective May 28, 2004.

      Pursuant to General Instruction E of the instruction to Form S-8, the Registrant hereby incorporates by reference the contents of the previous Registration Statements filed by the Registrant on Form S-8 related to the Plan (Registration Nos. 333-42193 and 333-50720).


ITEM 8.  EXHIBITS.

      Pursuant to General Instruction E of the instruction to Form S-8, the Registrant hereby incorporates by reference the exhibits of the previous Registration Statements filed by the Registrant on Form S-8 related to the Plan (Registration Nos. 333-42193 and 333-50720). The following exhibits are filed as part of this Registration Statement:

      No:   Exhibit:
      --    -------

      4.1 Fourth Amendment to the Jones Lang LaSalle Incorporated Employee Stock Purchase Plan

      5.1   Opinion of Mark J. Ohringer, Esq.

      23.1  Consent of KPMG LLP.

      23.2  Consent of Legal Counsel (included in the Opinion of
            Mark J. Ohringer, Esq., Exhibit 5.1).

      24    Power of Attorney (included on the signature page hereto).





























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


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 30, 2004.


                              JONES LANG LASALLE INCORPORATED
                              (Registrant)



                              By:   /s/ Lauralee E. Martin
                                    ------------------------------
                                    Lauralee E. Martin
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Principle Financial Officer)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally appoints Stuart L. Scott, Lauralee E. Martin, Nicholas J. Willmott and Mark J. Ohringer, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                       TITLE                     DATE
---------                       -----                     ----


/s/ Stuart L. Scott             President, Chief          June 24, 2004
------------------------------  Executive Officer
Stuart L. Scott                 and Director
                                (Principal Executive
                                Officer)


/s/ Lauralee E. Martin          Executive Vice            June 30, 2004
------------------------------  President and Chief
Lauralee E. Martin              Financial Officer
                                (Principal Financial
                                Officer)


/s/ Nicholas J. Willmott        Executive Vice President  June 30, 2004
------------------------------  and Global Controller
Nicholas J. Willmott            (Principal Accounting
                                Officer)





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


SIGNATURE                       TITLE                     DATE
---------                       -----                     ----



                                Director
------------------------------
Henri-Claude de Bettignies



/s/ Darryl Hartley-Leonard      Director                  June 24, 2004
------------------------------
Darryl Hartley-Leonard



/s/ Sir Derek Higgs             Director                  June 28, 2004
------------------------------
Sir Derek Higgs



/s/ Sheila A. Penrose           Director                  June 24, 2004
------------------------------
Sheila A. Penrose



/s/ Jackson P. Tai
------------------------------
Jackson P. Tai                  Director                  June 28, 2004



/s/ Thomas C. Theobald
------------------------------
Thomas C. Theobald              Director                  June 28, 2004
































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